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                                                                    EXHIBIT 10.2

                       1989 STOCK PLAN OF S3 INCORPORATED

                        INCENTIVE STOCK OPTION AGREEMENT


INCENTIVE STOCK         This option is intended to be an incentive stock option
OPTION                  under section 422 of the Internal Revenue Code and will
                        be interpreted accordingly. Nevertheless, to the extent that it exceeds the $100,000 rule of section 422(d) of the Internal Revenue Code, this option will be treated as a nonstatutory stock option.

VESTING Your right to exercise this Option vests daily over the four year period beginning on the Grant Date ("Effective Date") shown on the cover sheet. In addition, if your Service terminates due to your death or Total and Permanent Disability, your right to exercise this Option will vest as to an additional 50% of the Shares subject to this Option at that time (or, if less, the entire remaining unvested Shares). All vested Share calculations will be rounded up to the nearest whole number. No additional Shares vest after your Company Service has terminated for any reason.

                        Notwithstanding the foregoing, if your Service terminates within one year of the Effective Date you will not be entitled to exercise any portion of this Option, unless your Service terminates due to your death or Total and Permanent Disability. If your Service terminates within one year of the Effective Date due to your death or Total and Permanent Disability, then your right to exercise this Option shall vest as to the number of Shares subject to the Option calculated under the daily vesting schedule set forth above, plus an additional 50% of the Shares subject to this Option.

TERM Your Option will expire in any event at the close of business at Company headquarters on the day before the 10th anniversary of the Date of Grant, as shown on the cover sheet. (It will expire earlier if your Company Service terminates, as described below.)

REGULAR TERMINATION     If your Service terminates for any reason except death
                        or Total and Permanent Disability, then your Option will expire at the close of business at Company headquarters three months after your termination date. During that three-month period, you may exercise the portion of your Option that was vested on the termination date.


                        Subject to the vesting rules above, in the event that your Service terminates within one year from the Effective Date for any reason, all rights to purchase Shares under this Option shall immediately terminate, unless your Service terminates within one year from the Effective Date due to your death or your Total and Permanent Disability.

                        The Company determines when your Service terminates for all purposes under the Plan and this Agreement.

DEATH If you die prior to termination of Service, then your Option will expire at the close of business at Company headquarters on the date six months


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                        after the date of death. During that six-month period,
                        your estate or heirs may exercise the portion of your Option that was vested on the date of death as set forth above.

DISABILITY              If your Service terminates because of your Total and
                        Permanent Disability, then your Option will expire at the close of business at Company headquarters on the date six months after your termination date. During that six-month period, you may exercise the portion of your Option that was vested on the date of termination as set forth above.

                        "Total and Permanent Disability" means that you are unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted, or can be expected to last, for a continuous period of not less than six months.

LEAVES OF ABSENCE       For purposes of this option, your Service does not
                        terminate when you go on a military leave, a sick leave or another bona fide leave of absence, if the leave was approved by the Company in writing, if the terms of the leave provide for continued service crediting, or when continued service crediting is required by applicable law. However, your Service will be treated as terminating 90 days after you went on leave, unless your right to return to active work is guaranteed by law or by a contract. Your Service terminates in any event when the approved leave ends, unless you immediately return to active work.

                        The Company determines which leaves count for this purpose and the extent to which the vested portion of an Option may be exercised during a leave of absence..

RESTRICTIONS ON
EXERCISE The Company will not permit you to exercise this Option if the issuance of Shares at that time would violate any law or regulation.

NOTICE OF EXERCISE      When you wish to exercise this Option, you must notify
                        the Company by filing the proper "Notice of Exercise" form at the address given on the form. Your Notice of Exercise must specify how many Shares you wish to purchase. Your Notice of Exercise must also specify how your Shares should be registered (in your name only, in your and your spouse's names as community property or as joint tenants with right of survivorship or in a trust for your benefit). The Notice of Exercise will be effective when it is received by the Company.

                        If someone else wants to exercise this Option after your death, that person must prove to the Company's satisfaction that he or she is entitled to do so.

FORM OF PAYMENT         When you submit your Notice of Exercise, you must
                        include payment of the Exercise Price for the Shares you are purchasing. Payment may be made in one (or a combination) of the following forms:


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                        o  Your personal check, a cashier's check or a money
                           order.

                        o Irrevocable directions to a securities broker approved by the Company to sell the Shares acquired upon exercise of your Option and to deliver all or a portion of the sale proceeds to the Company in payment of the Exercise Price. The balance of the sale proceeds, if any, will be delivered to you. The directions must be given by signing a special "Notice of Exercise" form provided by the Company.

                        o Shares which have already been owned by you for more than twelve months and which are surrendered to the Company. The value of the Shares, determined as of the effective date of the Option exercise, will be applied to the Exercise Price.

WITHHOLDING TAXES       You will not be allowed to exercise this Option unless
                        you make acceptable arrangements to pay any withholding taxes that may be due as a result of the Option exercise.

RESTRICTIONS ON RESALE  By signing this Agreement, you agree not to sell any
                        Shares acquired upon exercise of this Option at a time when applicable laws, regulations or Company or underwriter trading policies prohibit a sale.

TRANSFER OF OPTIONS     Prior to your death, only you may exercise this Option.
                        You cannot transfer or assign this Option. For instance, you may not sell this Option or use it as security for a loan. If you attempt to do any of these things, this Option will immediately become invalid. You may, however, dispose of this Option in your will.

                        Regardless of any marital property settlement agreement, the Company is not obligated to honor a Notice of Exercise from your former spouse, nor is the Company obligated to recognize your former spouse's interest in your Option in any other way.

RETENTION RIGHTS        Neither your Option nor this Agreement give you the
                        right to be retained by the Company in any capacity. The
                        Company reserves the right to terminate your Service at any time and for any reason.

STOCKHOLDER RIGHTS      Neither you, nor your estate or heirs, have any rights
                        as a stockholder of the Company until a certificate for the Shares acquired upon exercise of your Option has been issued. No adjustments are made for dividends or other rights if the applicable record date occurs before your stock certificate is issued, except as described in the Plan.

ADJUSTMENTS             In the event of a stock split, a stock dividend or a
                        similar change in the Company Stock, the number of Shares covered by this Option and the Exercise Price per Share may be adjusted pursuant to the Plan. Your Option shall be subject to the terms of the agreement of merger, liquidation or reorganization in the event the Company is subject to such corporate activity.


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APPLICABLE LAW          This Agreement will be interpreted and enforced under
                        the laws of the State of California.

THE PLAN AND OTHER      The text of the Plan is incorporated in this Agreement
                        by reference. Capitalized terms that are used in this Agreement but not defined, herein are defined in the Plan as such may be amended from time to time.

     This Agreement and the Plan constitute the entire understanding between you and the Company regarding this Option. Any prior agreements, commitments or negotiations concerning this Option are superseded.

     BY SIGNING THE COVER SHEET OF THIS AGREEMENT, YOU AGREE TO ALL OF THE TERMS AND CONDITIONS DESCRIBED ABOVE AND IN THE PLAN.


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